Bank of America Merrill Lynch 2010 Consumer Conference APPENDIX EXHIBIT 99.2

 The preceding presentation includes information that may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing tables that reconcile these measures to their corresponding GAAP-based measures which can be obtained from Consolidated Condensed Statements of Operations provided with our previous filings with the SEC. The preceding presentation and this appendix can be found in our Form 8-K filed with the SEC this morning, which has been posted to our website at www.hotus.com. This filing can be accessed by selecting the Investor Relations tab on our home page. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective. These non-GAAP measures are not an alternative to GAAP financial information and may be calculated differently than the non-GAAP financial information disclosed by other companies. The Company cautions participants or readers to not place undue reliance on forward-looking statements or non-GAAP information. Non-GAAP Information

Reconciliation of Diluted EPS (GAAP basis) to Adjusted Diluted EPS (non-GAAP basis) [TABLE TO COME]

Reconciliation of Net Earnings (Loss) to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA ($ in Thousands) [TABLE TO COME]